3Q Earnings Review October 24, 2018

Financial Highlights Company Revenue 3% Driven by strong mix in NA Company Adj. EBIT* $1.7B 4.4% $ Company Adj. EBIT Margin* Flat sequentially despite lower volume NA EBIT Margin 8.8% Driven by strong mix Ford Credit EBT $0.7B Best quarter in more than 7 years Company Adj. Op. Cash $0.1B Flow* $1.4B higher YoY and $1.9B higher sequentially Company Cash* $23.7B $34.7B Liquidity Cash and liquidity balances remain strong Adj. EPS* Guidance $1.30 - $1.50 Unchanged * See Appendix for reconciliation to GAAP, calculations and definitions 2

Creating Tomorrow, Together Our Freedom of movement drives human progress. Belief Our To become the world’s most trusted company, Aspiration designing smart vehicles for a smart world. Passion for Product & Deep Customer Insight Our Plan for Value Creation Winning Propulsion Autonomous Mobility Portfolio Choices Technology Experiences Fitness Metrics Operating Leverage Growth Build, Partner, Buy EBIT Margin Capital Efficiency ROIC Strong Balance Sheet Cash Flow Our People Culture & Values 3

Strategic Highlights

Winning Portfolio	✓ Progress towards freshest industry showroom • U.S. – launched new Edge and Edge ST; celebrated Job 1 for Ranger which begins shipping in 2019 • Europe – strong early order bank for newly launched Focus • China – introduced new Ford Territory mid-size SUV developed with JMC; order banks open for all-new Focus and new Escort
Propulsion Choices	✓ China strategic partnership – signed 50-50 JV agreement with Zotye to provide all-electric vehicle solutions for China ride-hailing operators ✓ Europe – revealed the new Transit Custom plug-in hybrid electric vehicle (PHEV) launching in 2019
Autonomous Technology	✓ Announced second U.S. test city – Washington, D.C. ✓ Released "A Matter of Trust" outlining Ford's approach to AV development including safety and the application of technology to solve the challenges cities face
Mobility Experiences	✓ Ford, Uber and Lyft announced unprecedented commitment to SharedStreets, a data platform designed to better leverage data to improve urban mobility ✓ Transit – Europe's top-selling light commercial vehicle brand unveils new family of products with built-in connectivity, telematics and data services solutions to help fleet customers optimize efficiency and utilization
Fitness	✓ New local leadership in China bolstering depth and breadth of local talent in this key market ✓ Launched organizational redesign aimed at reducing spans, layers and complexity and enhancing efficiency ✓ New NA agency marketing lead – streamline investments, better leverage new channels and creative, increase ROI of spend ✓ Two new definitive agreements with Mahindra in India – connected cars and engine sourcing

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Bob Shanks Chief Financial Officer Financial Review

Company Key Metrics Summary

	THIRD QUARTER			YEAR TO DATE		
	2017	2018	H / (L)	2017	2018	H / (L)
Wholesales (000)	1,504	1,353	(10) %	4,858	4,508	(7) %
Market Share (Pct)	6.8 %	6.3 %	(0.5) ppts	7.1 %	6.5 %	(0.6) ppts
GAAP						
Revenue (Bils)	$ 36.5	$ 37.6	3 %	$115.5	$ 118.5	3 %
Net Income (Bils)	1.6	1.0	$ (0.6)	5.2	3.8	$ (1.4)
Net Income Margin (Pct)	4.3 %	2.6 %	(1.7) ppts	4.5 %	3.2 %	(1.3) ppts
EPS (Diluted)	$ 0.39	$ 0.25	$ (0.14)	$ 1.30	$ 0.95	$ (0.35)
Cash Flows From Op. Activities (Bils)	5.0	5.2	$ 0.2	14.9	13.7	$ (1.2)
Non-GAAP						
Company Adj. EBIT* (Bils)	$ 2.3	$ 1.7	$ (0.6)	$ 7.6	$ 5.5	$ (2.1)
Company Adj. EBIT Margin* (Pct)	6.3 %	4.4 %	(1.9) ppts	6.6 %	4.7 %	(1.9) ppts
Adjusted EPS* (Diluted)	$ 0.44	$ 0.29	$ (0.15)	$ 1.39	$ 1.00	$ (0.39)
Company Adj. Op. Cash Flow* (Bils)	(1.3)	0.1	1.4	1.9	1.3	(0.6)
Adjusted ROIC* (Trailing Four Qtrs)	12.5 %	8.2 %	(4.3) ppts			

* See Appendix for reconciliation to GAAP, calculations and definitions

- 3Q top line mixed with revenue higher than a year ago
- Net income at $1B, down $0.6B
- Company adjusted EBIT at $1.7B, down $0.6B, primarily Automotive, mainly China
- Company adjusted EPS at $0.29, down $0.15; adjusted effective tax rate of 11%
- Company adjusted EBIT margin at 4.4%, down 1.9 ppts; mainly AP, principally China, and Europe
- Company adjusted operating cash flow at $0.1B, $1.4B higher driven by timing differences and working capital

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Company Key Financial Metrics Company Revenue (Bils) Company Adjusted EBIT Margin (Pct) 6.3% $41.3 $42.0 $38.9 4.9% 5.2% $36.5 $37.6 4.3% 4.4% 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Company Adjusted EBIT (Bils) Company Adjusted Operating Cash Flow (Bils) $3.0 $2.2 $2.3 $0.1 $2.0 $2.2 $1.7 $1.7 $(1.3) $(1.8) 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Note: See Appendix for reconciliation to GAAP and definitions Company Revenue Lower Than 2Q; Adjusted EBIT Margin And EBIT About Flat; Adjusted Operating Cash Flow Positive And Improved 7

3Q 2018 Company Results (Mils) $1,668 $1,402 • Auto and Ford Credit results drove net income and Company $991 adjusted EBIT $678 • Mobility reflects investments in autonomous vehicle business, as well as services development $(103) $(196) $(216) $(231) $(343) • Corporate Other includes auto Taxes / interest income, net gains and Auto Mobility Ford Credit Corporate Company Interest Special Non- Net Income losses on marketable securities Other Adj. EBIT* On Debt Items Controlling (GAAP) and corporate governance B / (W) expenses 3Q 2017 $(477) $(124) $78 $(94) $(617) $(45) $(14) $95 $(581) * See Appendix for reconciliation to GAAP and definitions 8

3Q 2018 Automotive EBIT By Region (Mils) $1,960 • Automotive EBIT driven by NA $1,402 at 8.8% EBIT margin, highest level since 3Q 2017, despite $(558) lower volume • Operations outside NA at an EBIT loss, down $613M YoY, driven by AP and Europe; the $47 EBIT loss slightly improved from 2Q despite 6% lower volume $(152) $(245) $(208) North South Middle East Asia Automotive America America Europe & Africa Pacific B / (W) 3Q 2017 $(477) $136 $(2) $(192) $103 $(522) 9

Ford Credit Key Metrics THIRD QUARTER YEAR TO DATE 2017 2018 H / (L) 2017 2018 H / (L) Net Receivables (Bils) $ 138 $ 144 4% $ 138 $ 144 4 % Managed Receivables* (Bils) $ 145 $ 152 5% $ 145 $ 152 5 % Loss-to-Receivables** (LTR) 53 bps 44 bps (9) bps 51 bps 43 bps (8) bps Auction Values*** $ 17,795 $ 18,760 5% $ 17,520 $ 18,160 4% • Strong 3Q EBT EBT (Mils) $ 600 $ 678 $ 78 $ 1,700 $ 1,964 $ 264 ROE (Pct) 12% 13% 1 ppt 12% 14% 2 ppts • U.S. consumer credit metrics healthy with improved LTR Other Balance Sheet Metrics • Balance sheet and liquidity Debt (Bils) $ 132 $ 138 5 % remain strong; managed Liquidity (Bils) $ 30 $ 29 (3) % leverage within target range of Financial Statement Leverage (to 1) 9.4 9.1 (0.3) 8:1 to 9:1 Managed Leverage* (to 1) 8.7 8.4 (0.3) * See Appendix for reconciliation to GAAP and definitions ** U.S. retail and lease *** U.S. 36-month off-lease at 3Q 2018 mix 10

Company Cash Flow And Balance Sheet (Bils) 2017 2018 2017 2018 3Q 3Q YTD YTD Company Cash Flow Company Adj. Op. Cash Flow* $ (1.3) $ 0.1 $ 1.9 $ 1.3 Change in Company Cash (2.3) (1.5) (1.4) (2.9) • 3Q cash flow positive and improved from a year ago 2017 2018 Dec 31 Sep 30 • Company cash and liquidity Balance Sheet and Liquidity balances remain strong; funded Company Excluding Ford Credit pension plans fully funded Company Cash* $ 26.5 $ 23.7 Liquidity 37.4 34.7 • Committed to maintaining an Debt $ (16.5) $ (15.3) investment grade credit rating, Cash Net of Debt 10.0 8.4 a strong balance sheet and the regular dividend throughout the Pension Funded Status* cycle Funded Plans $ (0.1) $ 0.9 Unfunded Plans (6.5) (6.2) Total Global Pension $ (6.6) $ (5.3) Total Funded Status OPEB $ (6.2) $ (6.0) * See Appendix for reconciliation to GAAP and definitions 11

2018 FY Company Adjusted EPS Guidance Unchanged Company Business Units Key Metric 2018 Guidance Region / Segment 2018 EBIT Guidance Modestly higher than Revenue Automotive Lower than 2017 due to Asia Pacific and Europe 2017 North America Lower than 2017 Adjusted EPS* $1.30 - $1.50 South America About the same as 2017** Adj. Operating Cash Positive but lower than Flow* 2017 Europe A loss Pension Contributions About $500M Middle East & Africa Improved from 2017 (about breakeven) Asia Pacific A significant loss Capital Spending About $7.5B Mobility Larger loss than 2017 Adj. Effective Tax Rate* About 10%** Ford Credit (EBT) Improved from 2017 * See Appendix for definitions ** Revised guidance 12

Questions & Answers

• We are moving with urgency to Creating Tomorrow, Together execute against our strategy Our • This quarter showed early signs Freedom of movement drives human progress. Belief of our success on this front Our To become the world’s most trusted company, • We maintained a strong Aspiration designing smart vehicles for a smart world. balance sheet with more than Passion for Product & Deep Customer Insight $34 billion in liquidity Our Plan for Value Creation Winning Propulsion Autonomous Mobility • We are making progress on our Portfolio Choices Technology Experiences portfolio and the redesign of our business including our strategic Fitness Metrics partnerships with VW and Mahindra Operating Leverage Growth Build, Partner, Buy EBIT Margin • We look forward to sharing ROIC Capital Efficiency more about our redesign and Strong Balance Sheet Cash Flow strategic partnerships with you Our People Culture & Values in the near future 14

Supplemental Materials Financial Review

3Q 2018 Company Revenue YoY Bridge (Bils) • Company revenue up 3% driven by favorable mix, especially in North America Net 3Q 2017 Volume Mix Pricing Exchange Other 3Q 2018 16

Automotive Key Metrics • 3Q Automotive top line mixed, with revenue higher; EBIT and THIRD QUARTER YEAR TO DATE EBIT margin lower 2017 2018 H / (L) 2017 2018 H / (L) • Global SAAR estimated to be Global SAAR (Mils) 97.0 94.3 (3) % 93.3 95.6 2% 3% lower YoY Market Share (Pct) 6.8% 6.3% (0.5) ppts 7.1% 6.5% (0.6) ppts • Global market share lower with Wholesales (000) 1,504 1,353 (10) % 4,858 4,508 (7) % declines in all regions Revenue (Bils) $ 33.6 $ 34.7 3% $ 107.2 $ 109.6 2% • Lower wholesale volume due EBIT (Mils) $ 1,879 $ 1,402 $ (477) $ 6,449 $ 4,291 $(2,158) mainly to joint ventures in EBIT Margin (Pct) 5.6% 4.0% (1.6) ppts 6.0% 3.9% (2.1) ppts China and Turkey • Revenue increase driven by favorable mix in NA Celebrating production of the 10 millionth Mustang – America’s best-selling sports car of the last 50 years 17

Automotive 3Q 2018 EBIT YoY Bridge (Mils) Exchange $(212) China JVs (279) Other 38 • Automotive EBIT down $477M YoY • Decline more than explained by Industry $ (203) Share (130) performance in AP, mainly Stocks 165 Commodities $(403) China Mix / Other 1,281 Warranty (382) Other Contribution Cost (453) Structural Cost 5 Volume / Net 3Q 2017 Mix Pricing Cost Other 3Q 2018 Market Factors $1,209 18

• 3Q NA key metrics mixed North America Key Metrics • NA SAAR about flat with U.S. down about 1% THIRD QUARTER YEAR TO DATE • Market share down slightly, 2017 2018 H / (L) 2017 2018 H / (L) mainly due to cars, offset SAAR (Mils) 21.3 21.2 (0) % 21.3 21.4 0 % partially by gains in utilities, U.S. 17.5 17.4 (1) % 17.4 17.6 1 % trucks and vans Market Share (Pct) 13.4% 13.3% (0.1) ppts 14.0% 13.6% (0.4) ppts • Lower wholesale volume due to U.S. 14.0% 13.9% (0.1) ppts 14.7% 14.3% (0.4) ppts Canada and Mexico Wholesales (000) 650 644 (1) % 2,228 2,182 (2) % • Revenue up due to improved Revenue (Bils) $ 20.9 $ 22.3 7% $ 69.4 $ 70.8 2 % mix consistent with continued EBIT (Mils) $ 1,824 $ 1,960 $ 136 $ 6,286 $ 5,648 $ (638) shift to utilities and trucks EBIT Margin (Pct) 8.8% 8.8% - ppts 9.1% 8.0% (1.1) ppts • EBIT higher YoY with EBIT margin at 8.8%, equal to a year ago U.S. launched new Edge ST 19

North America 3Q 2018 EBIT YoY Bridge (Mils) Exchange $ 69 Other 213 • NA EBIT up $136M YoY driven by strongly positive mix due to Industry $ (172) continued focus on Share (87) Commodities $(290) high-margin products Stocks 161 Warranty (351) Mix / Other 1,197 Other Contribution Cost (176) Structural Cost (110) Volume / Net 3Q 2017 Mix Pricing Cost Other 3Q 2018 Market Factors $781 20

South America Key Metrics • 3Q SA top-line metrics down YoY, with EBIT about flat and THIRD QUARTER YEAR TO DATE EBIT margin lower 2017 2018 H / (L) 2017 2018 H / (L) • SA SAAR up 2% with growth of 13% in Brazil and a reduction of SAAR (Mils) 4.3 4.4 2% 4.1 4.5 10% 26% in Argentina; Brazil higher Brazil 2.4 2.7 13% 2.2 2.5 14 % for the 6th consecutive quarter Market Share (Pct) 8.8% 8.4% (0.4) ppts 8.9% 8.6% (0.3) ppts Brazil 9.3% 9.2% (0.1) ppts 9.4% 9.4% - ppts • SA market share down in all major markets Wholesales (000) 103 94 (9) % 266 276 4 % Revenue (Bils) $ 1.5 $ 1.3 (19) % $ 4.1 $ 4.1 (2) % • Volume decline more than EBIT (Mils) $ (150) $ (152) $ (2) $ (564) $ (479) $ 85 explained by Argentina EBIT Margin (Pct) (9.4) % (11.8) % (2.4) ppts (13.6) % (11.8) % 1.8 ppts • Revenue decline more than explained by weaker currencies New Ford Ka lineup was officially introduced in Brazil and Argentina 21

South America 3Q 2018 EBIT YoY Bridge (Mils) Commodities $ (66) Other Inflationary Cost (129) Other 71 • SA EBIT flat YoY as favorable market factors about offset by adverse exchange and higher commodity and other inflationary costs Exchange $(98) Other (17) Volume / Net 3Q 2017 Mix Pricing Cost Other 3Q 2018 Market Factors $237 22

• 3Q top-line metrics mixed YoY; Europe Key Metrics financial metrics down THIRD QUARTER YEAR TO DATE • Europe SAAR about flat 2017 2018 H / (L) 2017 2018 H / (L) • Europe market share down SAAR (Mils) 21.0 21.1 0% 20.7 21.4 3 % primarily due to Turkey Market Share (Pct) 7.3% 7.0% (0.3) ppts 7.5% 7.2% (0.3) ppts • Record commercial vehicle Wholesales* (000) 342 356 4% 1,166 1,172 1 % market share of 15.4% Revenue (Bils) $ 6.9 $ 7.4 7% $ 21.6 $ 23.9 11% • Volume up in most major EBIT (Mils) $ (53) $ (245) $ (192) $ 278 $ (199) $ (477) markets, offset partially by a large decline in Turkey EBIT Margin (Pct) (0.8) % (3.3) % (2.5) ppts 1.3% (0.8) % (2.1) ppts • Revenue up due to higher * Includes Ford brand vehicles produced and sold by our unconsolidated affiliate in Turkey (about 17,000 units in 3Q 2017 and 7,000 units in 3Q 2018). Revenue does not include these sales volume and net pricing driven by new products New 2-tonne Transit – global debut – with segment-first mild hybrid (mHEV) technology and on-board modem for connectivity; delivers improved fuel efficiency and payload 23

Europe 3Q 2018 EBIT YoY Bridge (Mils) • Europe EBIT down $192M YoY due to weakness in Turkey and Commodities $ (30) Russia, along with all-new Other Contribution Cost (172) Focus launch-related costs Structural Cost (1) Exchange $(93) Turkey JV (64) Other (36) Volume / Net 3Q 2017 Mix Pricing Cost Other 3Q 2018 Market Factors $204 24

• 3Q top-line metrics down YoY. Middle East & Africa Key Metrics Financial metrics improved; EBIT a 3Q record THIRD QUARTER YEAR TO DATE 2017 2018 H / (L) 2017 2018 H / (L) • MEA SAAR unchanged; down 9% in markets where we SAAR (Mils) 3.5 3.5 - % 3.6 3.7 3 % participate Market Share (Pct) 3.9% 3.2% (0.7) ppts 3.7% 3.0% (0.7) ppts • Market share lower driven Wholesales (000) 30 25 (17) % 84 77 (8) % by Southern Africa Revenue (Bils) $ 0.6 $ 0.6 (6) % $ 1.8 $ 2.0 8% • Lower wholesale volume due to EBIT (Mils) $ (56) $ 47 $ 103 $ (180) $ 42 $ 222 market share and lower EBIT Margin (Pct) (8.6) % 7.7% 16.3 ppts (9.8) % 2.1% 11.9 ppts industry in markets where we participate • Revenue lower due to the volume decline Manufactured our 500,000th Ranger at Silverton Assembly Plant in Pretoria, South Africa 25

Middle East & Africa 3Q 2018 EBIT YoY Bridge (Mils) • MEA EBIT up $103M YoY driven by lower costs and favorable market factors Commodities $(11) Other Contribution Cost 37 Structural Cost 47 Volume / Net 3Q 2017 Mix Pricing Cost Other 3Q 2018 Market Factors $36 26

Asia Pacific Key Metrics

	THIRD QUARTER 2017	THIRD QUARTER 2018	THIRD QUARTER H / (L)	YEAR TO DATE 2017	YEAR TO DATE 2018	YEAR TO DATE H / (L)
SAAR (Mils)	46.8	44.0	(6) %	43.4	44.6	3 %
China	29.6	26.5	(10) %	26.8	27.1	1 %
Market Share (Pct)	3.4 %	2.5 %	(0.9) ppts	3.5 %	2.6 %	(0.9) ppts
China	4.1 %	2.9 %	(1.2) ppts	4.4 %	3.1 %	(1.3) ppts
Wholesales* (000)	379	234	(38) %	1,114	801	(28) %
Revenue (Bils)	$ 3.7	$ 3.1	(15) %	$ 10.3	$ 8.8	(14) %
EBIT (Mils)	$ 314	$ (208)	$ (522)	$ 629	$ (721)	$ (1,350)
EBIT Margin (Pct)	8.6 %	(6.7) %	(15.3) ppts	6.1 %	(8.1) %	(14.2) ppts
China Unconsolidated Affiliates						
Wholesales (000)	267	135	(49) %	791	504	(36) %
Ford Equity Income (Mils)	$ 241	$ (38)	(116) %	$ 710	$ 103	(85) %
Net Income Margin (Pct)	12.2 %	(3.3) %	(15.5) ppts	12.0 %	3.0 %	(9.0) ppts

* Wholesales include Ford brand and Jiangling Motors Corporation (JMC) brand vehicles produced and sold in China by our unconsolidated affiliates. Revenue does not include these sales

- All 3Q metrics lower YoY; China the key driver
- AP SAAR down 6%, driven by a 10% decline in China
- AP market share lower due to China performance, primarily Escort and Focus
- Lower wholesale volume driven by China JVs
- Lower revenue due to consolidated China operations
- EBIT and EBIT margin lower due to China



Revealed all-new Ford Territory SUV, targeted at new buyers in China's fast-growing, emerging cities

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Asia Pacific 3Q 2018 EBIT YoY Bridge (Mils) Exchange $ (87) China JVs (279) JV Royalties (52) Other (2) • AP EBIT down $522M YoY – $480M in China and $42M in other markets • All factors unfavorable Volume / Net 3Q 2017 Mix Pricing Cost Other 3Q 2018 Market Factors $(50) 28

China 3Q 2018 EBIT YoY Bridge (Mils) • 3Q China operations an EBIT loss of $378M, down $480M YoY • Decline due to lower volume and net pricing in China JVs and unfavorable market factors for Explorer and Lincoln imports Net Equity Income $(279) • Lower volume at the China JVs Royalties (67) drove lower royalty income Volume / Net 3Q 2017 Mix Pricing Cost JVs Other 3Q 2018 Market Factors $(102) Other Markets $212 $12 $40 $(77) $11 $(28) $170 29

Mobility Key Metrics And 3Q 2018 EBIT YoY Bridge (Mils) Key Metrics THIRD QUARTER YEAR TO DATE 2017 2018 H / (L) 2017 2018 H / (L) EBIT (Mils) $ (72) $ (196) $ (124) $ (199) $ (479) $ (280) • Mobility EBIT reflects increased investment in our AV business development and mobility 3Q 2018 EBIT YoY Bridge services Ford Smart Autonomous 3Q 2017 Mobility Vehicles 3Q 2018 30

Ford Credit 3Q 2018 EBT YoY Bridge (Mils) Residual Losses $50 • Ford Credit EBT $78M higher YoY Supplemental Depreciation 38 • Improvement reflects favorable lease residual performance due to higher auction values; also reflects favorable volume and mix Volume / Financing Credit Lease 3Q 2017 Mix Margin Loss Residual Exchange Other 3Q 2018 31

Ford Credit U.S. Automotive Financing Trends Lease Share of Retail Sales (Pct) Lease Return Vol. (000) and Auction Values** Ford Credit Industry* 36-Month Return Volume $18,760 $18,290 $17,795 $17,545 $17,460 $17,425 30% 31% 30% 28% 28% 29% • 3Q lease share lower 80 71 71 70 61 68 sequentially and below industry reflecting Ford sales mix 23% 23% 22% 21% 19% 17% • Now expect 2018 FY average 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 auction values to be about 3% higher YoY at constant mix Retail and Lease Repossession Ratio (Pct) Retail and Lease Charge-Offs (Mils) and Severity (000) and LTR Ratio (Pct) • Strong loss metrics reflect Repo Ratio Severity LTR Charge-Offs healthy consumer credit 0.60% 1.22% 0.46% 0.53% 0.51% 1.12% 1.16% 0.36% 0.44% conditions 1.06% 1.00% 1.07% $109 $95 $10.5 $82 $93 $83 $10.2 $10.3 $10.0 $66 $9.8 $9.5 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 * Source: J.D. Power PIN ** At 3Q 2018 mix 32

Company Cash Flow (Bils) THIRD QUARTER YEAR TO DATE 2017 2018 2017 2018 Company Adjusted EBIT* $ 2.3 $ 1.7 $ 7.6 $ 5.5 Excluding: Ford Credit EBT (0.6) (0.7) (1.7) (2.0) Subtotal $ 1.7 $ 1.0 $ 5.9 $ 3.6 Capital spending $ (1.7) $ (2.0) $ (4.9) $ (5.6) Depreciation and tooling amortization 1.3 1.4 3.7 4.0 • 3Q cash flow positive and Net spending $ (0.4) $ (0.6) $ (1.2) $ (1.6) improved from a year ago Changes in working capital (0.7) (0.3) (0.9) (1.3) • Full year funded pension Ford Credit distributions 0.4 0.6 0.4 2.1 contributions on track for $0.5B All other and timing differences (2.3) (0.6) (2.3) (1.4) Company adjusted operating cash flow* $ (1.3) $ 0.1 $ 1.9 $ 1.3 • Shareholder distributions on Separation payments - - (0.1) (0.1) track for $3B Other transactions with Ford Credit (0.1) - (0.1) (0.1) Other, including acquisitions and divestitures - (0.1) (0.1) (0.5) Cash flow before other actions $ (1.4) $ - $ 1.6 $ 0.5 Changes in debt (0.1) (0.7) (0.2) (0.6) Funded pension contributions (0.2) (0.1) (0.7) (0.3) Shareholder distributions (0.6) (0.7) (2.1) (2.5) Change in cash $ (2.3) $ (1.5) $ (1.4) $ (2.9) * See Appendix for reconciliation to GAAP and definitions 33

Other Highlights

NORTH AMERICA

- Transit U.S. sales were up 28%, with 35,051 vans sold – a record third quarter sales performance
- F-Series marked seven straight months of over 70,000 sales in September while maintaining YTD record transaction pricing of $46,600 per truck, up $1,000 YoY
- Navigator sales up over 80% overall, with vehicles averaging just 18 days on dealer lots at the end of the third quarter; all regions improved, particularly the West, up 160%
- Mustang, America's and the world's best-selling sports car for three years running, sold over 19,000 vehicles, up 9% YoY
- Ford's legendary automotive factory, the Rouge Center, celebrated its 100th anniversary and is preparing to produce a hybrid-electric F-150 in 2020

EUROPE

- Ford brand #1 in commercial vehicle sales in 3Q, with Transit the top-selling nameplate and Ranger the #1 pickup
- EcoSport sales up 88% YoY
- SUV sales up 23% YoY

SOUTH AMERICA

- Consumers in Argentina chose Ford as the #1 most-trusted brand among automakers in a Selecciones magazine survey
- Introduced the new Ford Ka lineup (including new Ka Freestyle) – the #2 best-selling vehicle in Brazil in August and September
- Ford Ranked #10 company in the 2018 MERCO* Corporate Reputation survey in Argentina, as chosen from over 12,000 stakeholder responses, including consumers, corporate executives and business journalists
- In Brazil, Ford took 4th place in J.D. Power survey for Service Satisfaction – up from 14th place the year before

MOBILITY

- GoRide contracted with Detroit Medical Center to provide its non-emergency transportation service; improving the way patients get to and from appointments by providing safe and timely transportation
- Argo named to LinkedIn's Top Startups list
- Autonomic and Alibaba Cloud signed a Memorandum of Understanding to enhance mobility experiences for Chinese consumers, marking the launch of Autonomic in China

ASIA PACIFIC

- Achieved record 3Q sales performance in China Lincoln and Thailand
- Introduced new high-performance Ranger Raptor off-road pickup truck, a ground-up Ford Performance vehicle
- Introduced refreshed Ranger mid-size pickup

* Developed and published by MERCO and Clarin, Argentina's largest national newspaper

34

Cautionary Note On Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Safety, emissions, fuel economy, and other regulations affecting Ford may become more stringent; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 35

APPENDIX ADDITIONAL MATERIALS Special Items A1 2018 Results A2 2017 Results A3 Adjusted Return on Invested Capital A4 Revised Reporting – Adjusted ROIC A5 Shareholder Distributions A6 RECONCILIATIONS TO GAAP Adjusted EBIT A7 Adjusted Operating Cash Flow A8 Adjusted Operating Cash Flow – Trailing 5 Quarters A9 Adjusted Earnings Per Share A10 Adjusted Effective Tax Rate A11 Ford Credit Managed Receivables A12 Ford Credit Managed Leverage A13 OTHER Non-GAAP Financial Measures A14 - A15 Definitions and Calculations A16

Company Special Items (Mils) 3Q YTD Memo: 2017 2018 2017 2018 FY 2017 Pension and OPEB gain / (loss) Year end net pension and OPEB remeasurement $ - $ - $ - $ - $ (162) Other pension remeasurement - - - 26 - Pension curtailment - - - 15 354 Total Pension and OPEB gain / (loss) $ - $ - $ - $ 41 $ 192 Separation-related actions $ (230) $ (224) $ (259) $ (275) $ (297) Other Items San Luis Potosi plant cancellation $ (12) $ - $ 41 $ - $ 41 Next-generation Focus footprint change 25 - (223) (9) (225) Focus Active cancellation - (7) - (7) - Total Other Items $ 13 $ (7) $ (182) $ (16) $ (184) Total pre-tax special items $ (217) $ (231) $ (441) $ (250) $ (289) Tax special items $ 47 $ 48 $ 78 $ 53 $ 897 A137

2018 Results (Mils) 2018 1Q 2Q 3Q YTD North America $ 1,935 $ 1,753 $ 1,960 $ 5,648 South America (149) (178) (152) (479) Europe 119 (73) (245) (199) Middle East & Africa (54) 49 47 42 Asia Pacific (119) (394) (208) (721) Automotive $ 1,732 $ 1,157 $ 1,402 $ 4,291 Mobility (102) (181) (196) (479) Ford Credit 641 645 678 1,964 Corporate Other (86) 71 (216) (231) Adjusted EBIT $ 2,185 $ 1,692 $ 1,668 $ 5,545 Interest on Debt (289) (301) (343) (933) Special Items Pre-Tax 23 (42) (231) (250) Taxes (174) (280) (101) (555) Less: Non-Controlling Interests 9 3 2 14 Net Income Attributable to Ford $ 1,736 $ 1,066 $ 991 $ 3,793 Company Adjusted Operating Cash Flow (Bils) $ 3.0 $ (1.8) $ 0.1 $ 1.3 Revenue (Bils) 42.0 38.9 37.6 118.5 Automotive Operating Margin (Pct) 4.4% 3.2% 4.0% 3.9 % Company Adjusted EBIT Margin (Pct) 5.2 4.3 4.4 4.7 Net Income Margin (Pct) 4.1 2.7 2.6 3.2 Adjusted EPS – Diluted $ 0.43 $ 0.27 $ 0.29 $ 1.00 EPS (GAAP) – Diluted 0.43 0.27 0.25 0.95 China EBIT (Mils) $ (150) $ (483) $ (378) $ (1,011) A238

2017 Results (Mils)

	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year
North America	$ 2,130	$ 2,332	$ 1,824	$ 1,771	$ 8,057
South America	(237)	(177)	(150)	(189)	(753)
Europe	209	122	(53)	89	367
Middle East & Africa	(75)	(49)	(56)	(66)	(246)
Asia Pacific	148	167	314	30	659
Automotive	$ 2,175	$ 2,395	$ 1,879	$ 1,635	$ 8,084
Mobility	(64)	(63)	(72)	(100)	(299)
Ford Credit	481	619	600	610	2,310
Corporate Other	(72)	(146)	(122)	(117)	(457)
Adjusted EBIT	$ 2,520	$ 2,805	$ 2,285	$ 2,028	$ 9,638
Interest on Debt	(293)	(291)	(298)	(308)	(1,190)
Special Items Pre-Tax	24	(248)	(217)	152	(289)
Taxes	(652)	(211)	(191)	652	(402)
Less: Non-Controlling Interests	7	8	7	4	26
Net Income Attributable to Ford	$ 1,592	$ 2,047	$ 1,572	$ 2,520	$ 7,731
Company Adjusted Operating Cash Flow (Bils)	$ 2.0	$ 1.3	$ (1.3)	$ 2.2	$ 4.2
Revenue (Bils)	39.1	39.9	36.5	41.3	156.8
Automotive EBIT Margin (Pct)	6.0 %	6.5 %	5.6 %	4.3 %	5.6 %
Company Adjusted EBIT Margin (Pct)	6.4	7.0	6.3	4.9	6.1
Net Income Margin (Pct)	4.1	5.1	4.3	6.1	4.6
Adjusted EPS – Diluted	$ 0.40	$ 0.56	$ 0.44	$ 0.39	$ 1.78
EPS (GAAP) – Diluted	0.40	0.51	0.39	0.63	1.93
China EBIT (Mils)	$ 47	$ 23	$ 102	$ (20)	$ 152

A3

Adjusted Return On Invested Capital Calculation (Bils) Four Quarters Four Quarters Ending 3Q 2017 Ending 3Q 2018 Adjusted Net Operating Profit After Cash Tax (Bils) (Bils) Net income attributable to Ford $ 4.4 $ 6.3 Add: Non-controlling interest 0.0 0.0 Less: Income tax (0.7) 0.1 Add: Cash tax (0.7) (0.6) Less: Interest on debt (1.1) (1.2) Less: Total pension / OPEB income / (cost) (2.6) 0.7 Add: Pension / OPEB service costs (1.1) (1.2) Net operating profit after cash tax $ 7.0 $ 4.9 Less: Special items (excl. pension / OPEB) pre-tax (0.7) (0.3) Adj. net operating profit after cash tax $ 7.7 $ 5.3 Invested Capital Equity $ 33.8 $ 36.6 Redeemable non-controlling interest 0.1 0.1 Debt (excl. Ford Credit) 16.8 15.3 Net pension and OPEB liability 14.0 11.3 Invested capital (end of period) $ 64.7 $ 63.3 Average invested capital $ 62.1 $ 64.6 Adjusted ROIC (Non-GAAP)* 12.5% 8.2% * Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters A440

Revised Reporting – Adjusted ROIC (Bils)

Adjusted Net Operating Profit After Cash Tax	2013 (Bils)	2014 (Bils)	2015 (Bils)	2016 (Bils)	2017 (Bils)
Net income attributable to Ford	$ 11.9	$ 1.3	$ 7.3	$ 4.6	$ 7.7
Add: Non-controlling interest	(0.0)	(0.0)	(0.0)	0.0	0.0
Less: Income tax	(2.4)	(0.0)	(2.9)	(2.2)	(0.4)
Add: Cash tax	(0.5)	(0.5)	(0.6)	(0.7)	(0.6)
Less: Interest on debt	(1.0)	(0.9)	(0.8)	(1.0)	(1.2)
Less: Total pension / OPEB income / (cost)	4.9	(4.4)	(0.5)	(2.7)	0.6
Add: Pension / OPEB service costs	(1.1)	(1.0)	(1.2)	(1.0)	(1.1)
Net operating profit after cash tax	$ 8.7	$ 5.1	$ 9.8	$ 8.6	$ 7.0
Less: Special items (excl. pension / OPEB) pre-tax	(1.0)	(1.9)	0.2	(0.6)	(0.5)
Adj. net operating profit after cash tax	$ 9.7	$ 7.0	$ 9.6	$ 9.2	$ 7.5
Invested Capital					
Equity	$ 26.8	$ 25.1	$ 29.2	$ 29.7	$ 35.6
Redeemable non-controlling interest	0.3	0.3	0.1	0.1	0.1
Debt (excl. Ford Credit)	16.3	14.5	13.4	16.5	16.5
Net pension and OPEB liability	14.9	16.2	13.9	14.7	12.8
Invested capital (end of period)	$ 58.3	$ 56.1	$ 56.6	$ 61.1	$ 65.0
Average invested capital	$ 58.6	$ 57.2	$ 55.6	$ 58.5	$ 63.4
Adjusted ROIC (Non-GAAP)*	16.6%	12.3%	17.3%	15.7%	11.8%

* Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

A5

Shareholder Distributions (Bils) Supplemental Dividend $18.4 Anti-Dilutive Share Repurchases Regular Dividends $1.7 $2.9 • 2018 planned distributions of $3.1B for a total of $18.4B for 2012 - 2018 • Paid a third quarter regular dividend of 15¢ per share $13.8 $3.5 $2.7 $3.1 $2.3 $1.0 $0.6 $2.4 $1.7 $2.4 $2.4 Average 2016 2017 2018 2012 - 2018 2012 - 2015 A642

Company Net Income Reconciliation To Adjusted EBIT (Mils) 3Q YTD Memo: 2017 2018 2017 2018 FY 2017 Net income / (Loss) attributable to Ford (GAAP) $ 1,572 $ 991 $ 5,211 $ 3,793 $ 7,731 Income / (Loss) attributable to non-controlling interests 7 2 22 14 26 Net income / (Loss) $ 1,579 $ 993 $ 5,233 $ 3,807 $ 7,757 Less: (Provision for) / Benefit from income taxes (191) (101) (1,054) (555) (402) Income / (Loss) before income taxes $ 1,770 $ 1,094 $ 6,287 $ 4,362 $ 8,159 Less: Special items pre-tax (217) (231) (441) (250) (289) Income / (Loss) before special items pre-tax $ 1,987 $ 1,325 $ 6,728 $ 4,612 $ 8,448 Less: Interest on debt (298) (343) (882) (933) (1,190) Adjusted EBIT (Non-GAAP) $ 2,285 $ 1,668 $ 7,610 $ 5,545 $ 9,638 Memo: Revenue (Bils) $ 36.5 $ 37.6 $ 115.5 $ 118.5 $ 156.8 Net income margin (GAAP) (Pct) 4.3% 2.6% 4.5% 3.2% 4.9% Adjusted EBIT margin (Non-GAAP) (Pct) 6.3% 4.4% 6.6% 4.7% 6.1% A743

Company Net Cash Provided By / (Used In) Operating Activities Reconciliation To Adjusted Operating Cash Flow (Mils) 3Q YTD 2017 2018 2017 2018 Company net cash provided by / (used in) operating activities (GAAP) $ 4,998 $ 5,179 $ 14,949 $ 13,665 Less: Items not included in Company Adjusted Operating Cash Flows Ford Credit operating cash flows 5,210 3,811 9,474 9,403 Funded pension contributions (263) (123) (720) (283) Separation payments (42) (28) (100) (62) Other, net 37 146 (27) 87 Add: Items included in Company Adjusted Operating Cash Flows Automotive and Mobility capital spending (1,658) (1,968) (4,901) (5,635) Ford Credit distributions 378 600 406 2,063 Settlement of derivatives (90) 109 110 62 Pivotal conversion to a marketable security - - - 263 Company adjusted operating cash flow (Non-GAAP) $ (1,315) $ 115 $ 1,938 $ 1,274 A8A1044

Reconciliation To Adjusted Operating Cash Flow Trailing Five Quarters (Mils) 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Company net cash provided by / (Used in) operating activities (GAAP) $ 4,998 $ 3,147 $ 3,514 $ 4,972 $ 5,179 Less: Items Not Included in Company Adjusted Operating Cash Flows Ford Credit operating cash flows 5,210 (174) (315) 5,907 3,811 Funded pension contributions (263) (714) (88) (72) (123) Separation payments (42) (181) (16) (18) (28) Other, net 37 (25) 53 (112) 146 Add: Items Included in Company Adjusted Operating Cash Flows Automotive and Mobility capital spending (1,658) (2,103) (1,769) (1,898) (1,968) Ford Credit distributions 378 - 1,013 450 600 Settlement of derivatives (90) 107 (161) 114 109 Pivotal conversion to a marketable security - - - 263 - Company adjusted operating cash flow (Non-GAAP) $ (1,315) $ 2,244 $ 2,963 $ (1,804) $ 115 A945

Company Earnings Per Share Reconciliation To Adjusted Earnings Per Share 3Q YTD 2017 2018 2017 2018 Diluted After-Tax Results (Mils) Diluted after-tax results (GAAP) $ 1,572 $ 991 $ 5,211 $ 3,793 Less: Impact of pre-tax and tax special items (170) (183) (363) (197) Adjusted net income – diluted (Non-GAAP) $ 1,742 $ 1,174 $ 5,574 $ 3,990 Basic and Diluted Shares (Mils) Basic shares (average shares outstanding) 3,972 3,976 3,975 3,976 Net dilutive options and unvested restricted stock units 24 24 21 23 Diluted shares 3,996 4,000 3,996 3,999 Earnings per share – diluted (GAAP) $ 0.39 $ 0.25 $ 1.30 $ 0.95 Less: Net impact of adjustments (0.05) (0.04) (0.09) (0.05) Adjusted earnings per share – diluted (Non-GAAP) $ 0.44 $ 0.29 $ 1.39 $ 1.00 A1046

Company Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate 2018 Memo: 3Q YTD FY 2017 Pre-Tax Results (Mils) Income / (Loss) before income taxes (GAAP) $ 1,094 $ 4,362 $ 8,159 Less: Impact of special items (231) (250) (289) Adjusted earnings before taxes (Non-GAAP) $ 1,325 $ 4,612 $ 8,448 Taxes (Mils) (Provision for) / Benefit from income taxes (GAAP) $ (101) $ (555) $ (402) Less: Impact of special items 48 53 897 Adjusted (provision for) / benefit from income taxes (Non-GAAP) $ (149) $ (608) $ (1,299) Tax Rate (Pct) Effective tax rate (GAAP) 9.2% 12.7% 4.9% Adjusted effective tax rate (Non-GAAP) 11.2% 13.2% 15.4% A1147

Ford Credit Total Net Receivables Reconciliation To Managed Receivables (Bils) 2016 2017 2017 2018 Dec 31 Sep 30 Dec 31 Sep 30 Ford Credit finance receivables, net (GAAP)* $ 96.2 $ 103.9 $ 108.4 $ 107.9 Net investment in operating leases (GAAP)* 27.2 26.9 26.7 27.6 Consolidating adjustments** 6.8 6.7 7.6 8.1 Total net receivables $ 130.2 $ 137.5 $ 142.7 $ 143.6 Ford Credit unearned interest supplements and residual support 5.3 5.9 6.1 6.7 Allowance for credit losses 0.5 0.6 0.7 0.7 Other, primarily accumulated supplemental depreciation 0.9 1.1 1.0 1.1 Total managed receivables (Non-GAAP) $ 136.9 $ 145.1 $ 150.5 $ 152.1 * Includes finance receivables (retail and wholesale) sold for legal purposes and net investment in operating leases included in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables and operating leases are reported on Ford Credit’s balance sheet and are available only for payment of the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors ** Primarily includes Automotive segment receivables purchased by Ford Credit which are classified to Trade and other receivables on our consolidated balance sheet. Also includes eliminations of intersegment transactions A1248

Ford Credit Financial Statement Leverage Reconciliation To Managed Leverage (Bils) 2017 2017 2018 Sep 30 Dec 31 Sep 30 Leverage Calculation Total debt* $ 132.4 $ 137.8 $ 138.2 Adjustments for cash** (11.3) (11.8) (12.1) Adjustments for derivative accounting*** (0.2) - 0.6 Total adjusted debt $ 120.9 $ 126.0 $ 126.7 Equity**** $ 14.1 $ 15.9 $ 15.2 Adjustments for derivative accounting*** (0.3) (0.1) (0.1) Total adjusted equity $ 13.8 $ 15.8 $ 15.1 Financial statement leverage (to 1) (GAAP) 9.4 8.7 9.1 Managed leverage (to 1) (Non-GAAP) 8.7 8.0 8.4 * Includes debt issued in securitization transactions and payable only out of collections on the underlying securitized assets and related enhancements. Ford Credit holds the right to receive the excess cash flows not needed to pay the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions ** Cash and cash equivalents, and Marketable securities reported on Ford Credit’s balance sheet, excluding amounts related to insurance activities *** Related primarily to market valuation adjustments to derivatives due to movements in interest rates. Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings **** Total shareholder’s interest reported on Ford Credit’s balance sheet A1349

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) includes non-controlling interests and excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel and dealer-related costs stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. A1450

Non-GAAP Financial Measures That Supplement GAAP Measures • Company Adjusted Operating Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company adjusted operating cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted ROIC – This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. • Ford Credit Managed Receivables – (Most Comparable GAAP Measure: Net Finance Receivables plus Net Investment in Operating Leases) – Measure of Ford Credit’s Total net receivables, excluding unearned interest supplements and residual support, allowance for credit losses, and other (primarily accumulated supplemental depreciation). The measure is useful to management and investors as it closely approximates the customer’s outstanding balance on the receivables, which is the basis for earning revenue. • Ford Credit Managed Leverage (Most Comparable GAAP Measure: Financial Statement Leverage) – Ford Credit’s debt-to-equity ratio adjusted (i) to exclude cash, cash equivalents, and marketable securities (other than amounts related to insurance activities), and (ii) for derivative accounting. The measure is useful to investors because it reflects the way Ford Credit manages its business. Cash, cash equivalents, and marketable securities are deducted because they generally correspond to excess debt beyond the amount required to support operations and on-balance sheet securitization transactions. Derivative accounting adjustments are made to asset, debt, and equity positions to reflect the impact of interest rate instruments used with Ford Credit’s term-debt issuances and securitization transactions. Ford Credit generally repays its debt obligations as they mature, so the interim effects of changes in market interest rates are excluded in the calculation of managed leverage. A1551

Definitions And Calculations Automotive Records • References to Automotive records for EBIT margin and business units are since at least 2009 Wholesales and Revenue • Wholesale unit volumes include all Ford and Lincoln badged units (whether produced by Ford or by an unconsolidated affiliate) that are sold to dealerships, units manufactured by Ford that are sold to other manufacturers, units distributed by Ford for other manufacturers, and local brand units produced by our China joint venture, Jiangling Motors Corporation, Ltd. (“JMC”), that are sold to dealerships. Vehicles sold to daily rental car companies that are subject to a guaranteed repurchase option (i.e., rental repurchase), as well as other sales of finished vehicles for which the recognition of revenue is deferred (e.g., consignments), also are included in wholesale unit volumes. Revenue from certain vehicles in wholesale unit volumes (specifically, Ford badged vehicles produced and distributed by our unconsolidated affiliates, as well as JMC brand vehicles) are not included in our revenue Industry Volume and Market Share • Industry volume and market share are based, in part, on estimated vehicle registrations; includes medium and heavy duty trucks SAAR • SAAR means seasonally adjusted annual rate Company Cash • Company cash includes cash, cash equivalents, marketable securities and restricted cash; excludes Ford Credit’s cash, cash equivalents, marketable securities and restricted cash Market Factors • Volume and Mix – primarily measures EBIT variance from changes in wholesale volumes (at prior-year average contribution margin per unit) driven by changes in industry volume, market share, and dealer stocks, as well as the EBIT variance resulting from changes in product mix, including mix among vehicle lines and mix of trim levels and options within a vehicle line • Net Pricing – primarily measures EBIT variance driven by changes in wholesale prices to dealers and marketing incentive programs such as rebate programs, low-rate financing offers, special lease offers and stock accrual adjustments on dealer inventory • Market Factors exclude the impact of unconsolidated affiliate wholesales ROE • Reflects an annualized return on equity. This metric is calculated by taking net income for the period divided by average equity for the period and annualizing the result by dividing by the number of days in the quarter and multiplying by 365. Earnings Before Taxes (EBT) • Reflects Income before income taxes Pension Funded Status • Current period balances reflect net underfunded status at December 31, 2017, updated for service and interest costs, expected return on assets, separation expense, interim remeasurement expense, actual benefit payments and cash contributions. The discount rate and rate of expected return assumptions are unchanged from year end 2017. Note: Calculated results may not sum due to rounding A1652